SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2017

HypGen Inc

(Exact name of registrant as specified in its charter)

Nevada	333-207383	37-1780402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars Suite 1100 Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (000) 000-000

Mega Bridge, Inc. #501 Madison Avenue 14th Floor New York, New York 10022 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2017, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, HypGen Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “HypGen Inc” and our Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

In connection with the name change, we have the following new CUSIP number: 44916J 109. We have submitted the required information to FINRA and we have been provided a market effective date of August 1, 2017. Our common stock will trade under the symbol “HPGN” that more resembles our new name.

On July 26, 2017, we filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Nevada. The Certificate of Amendment amends Article III of the Company’s Articles of Incorporation to authorize the issuance of up to two (2,000,000) shares of Preferred Stock, par value $0.001 per share, which have the right to cast one thousand (1,000) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock, including the election of directors, and all other matters required by law. Our Board of Directors and a majority of our shareholders approved the Certificate of Amendment.

As described in the Current Report on Form 8-K filed with the SEC on July 10, 2017, all 2,000,000 shares of Preferred Stock were issued pursuant to an Asset Assignment Agreement dated June 28, 2017 with Chang Holding’s LLC.

A copy of the Certificate of Amendment is attached to this Current Report as Exhibit 3.2 and is incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Articles of Merger, dated July 18, 2017
3.2	Certificate of Amendment, dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HypGen Inc

/s/ Dr. McCoy Mortez

Dr. McCoy Mortez
CEO

Date: July 31, 2017

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